UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

ECOLAB INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) by Exchange Act Rules 14a6(i)(l) and 0-11

Your Vote Counts! ECOLAB INC. 2022 Annual Meeting Vote by May 4, 2022 11:59 PM ET. For shares held in a Plan, vote by May 2, 2022 11:59 PM ET. ECOLAB INC. CORPORATE SECRETARY 1 ECOLAB PLACE SAINT PAUL, MN 55102-2739 D70947-P64577 You invested in ECOLAB INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 5, 2022. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 21, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 5, 2022 9:30 AM Central Time Virtually at: www.virtualshareholdermeeting.com/ECL2022 *Our Annual Meeting will be held in a virtual format only. Please check the meeting materials for any requirements for virtual meeting attendance. V1.1 For complete information and to vote, visit www.ProxyVote.com Control #

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items D70948-P64577 Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. 1. Election of Directors. Nominees: 1a. Shari L. Ballard For 1b. Barbara J. Beck For 1c. Christophe Beck For 1d. Jeffrey M. Ettinger For 1e. Arthur J. Higgins For 1f. Michael Larson For 1g. David W. MacLennan For 1h. Tracy B. McKibben For 1i. Lionel L. Nowell, III For 1j. Victoria J. Reich For 1k. Suzanne M. Vautrinot For 1l. John J. Zillmer For 2. Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the current year ending December 31, 2022. For 3. Advisory vote to approve the compensation of executives disclosed in the Proxy Statement. For 4. Stockholder proposal regarding special meeting ownership threshold, if properly presented. Against